Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma consolidated statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004 as well as the unaudited pro forma consolidated balance sheet as of September 30, 2004 were prepared to illustrate the estimated effects of the acquisition of the OpinionSurveys.com business. The unaudited pro forma consolidated statements of income assume that this acquisition occurred at January 1, 2003. The unaudited pro forma consolidated balance sheet assumes that the acquisition occurred on September 30, 2004.

      The unaudited pro forma financial information presented is derived from the audited financial statements of Greenfield as of and for the year ended December 31, 2003 and the unaudited financial statements for the nine months ended September 30, 2004. The unaudited pro forma financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of Greenfield, including the notes thereto, appearing in Greenfield’s Registration Statement on Form S-1 (Reg. No. 333-114391) and in Greenfield’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2004 as filed with the Securities and Exchange Commission. The unaudited pro forma financial information does not purport to be indicative of the results of operations or financial condition that would have been reported had the events occurred on the dates indicated, nor does it purport to be indicative of the results of operations, or financial condition that may be achieved in the future.

      The Company completed the purchase of certain assets relating to the OpinionSurveys.com’s Internet-based panel members from The Dohring Company for a total purchase price of $3.0 million in cash. The assets acquired by the Company include the complete OpinionSurveys.com panel, certain profile information contained in its database, title to the domain names “OpinionSurveys.com” and “OpinionSurvey.com”, as well as certain intellectual property associated with the OpinionSurveys.com panel. Therefore, for each of the periods presented, the unaudited pro forma financial information presented herein gives effect to the acquisition of these assets from The Dohring Company and the reduction in cash utilized to purchase these assets. These pro forma financial statements assume no additional borrowings by the Company to effect this purchase, as the Company had sufficient cash on hand at September 30, 2004.

GREENFIELD ONLINE, INC.

PRO FORMA CONSOLIDATED BALANCE SHEETS

($ in thousands, except share data)
(Unaudited)

	As of September 30, 2004

		Opinion-
	Greenfield	Surveys			Pro
	Historical	Historical	Adjustments		Forma

ASSETS
Current assets:
Cash and cash equivalents	$38,431	$—	$(2,800	)(a)	$35,631
Accounts receivable trade	8,403	103	(103	)(b)	8,403
Prepaid expenses and other current assets	1,467	56	(256	)(b)	1,267

Total current assets	48,301	159	(3,159)		45,301
Property and equipment, net	3,872	4	(4	)(c)	3,872
Other intangible assets, net	262	—	3,000	(d)	3,262
Security deposits	873	—	—		873
Other long term assets	34	—	—		34

Total assets	$53,342	$163	$(163)		$53,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,538	$75	$(75	)(e)	$2,538
Accrued expenses and other current liabilities	4,417	16	(16	)(e)	4,417
Current portion of capital lease obligations	1,120	—	—		1,120
Deferred revenues	371	262	(262	)(e)	371

Total current liabilities	8,446	353	(353)		8,446
Capital lease obligations	914	—	—		914
Other long-term liabilities	23	—	—		23

Total liabilities	9,383	353	(353)		9,383

Commitments and contingencies
Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 16,471,435 shares issued and outstanding	2	—	—		2
Additional paid-in capital	128,186	—	—		128,186
Accumulated deficit	(81,094)	(190)	190	(f)	(81,094)
Unearned stock-based compensation	(3,004)	—	—		(3,004)
Treasury stock at cost	(131)	—	—		(131)

Total stockholders’ equity	43,959	(190)	190		43,959

Total liabilities and stockholders’ equity	$53,342	$163	$(163)		$53,342

(a)	Adjustment reflects the reduction of $3,000 in cash, net of an offsetting payment of $200 that we made prior to September 30, 2004 in connection with a separate service agreement (the “Service Payment”) utilized to acquire the OpinionSurveys panel members, domain names and a service mark.

(b)	Adjustment reflects the exclusion of the OpinionSurveys accounts receivable of $103, prepaid expenses of $56 from the pro forma accounts receivable because the Company did not purchase these assets in the acquisition and the $200 Service Payment.

(c)	Adjustment reflects the exclusion of the OpinionSurveys property and equipment of $4 from the pro forma property and equipment because the Company did not purchase these assets in the acquisition.

(d)	Adjustment reflects the addition of intangible assets related to the OpinionSurveys panel of $2,680 and domain names and a service mark of $320.

(e)	Adjustment reflects the exclusion of the OpinionSurveys accounts payable, accrued expenses and deferred revenues of $75, $16 and $262, respectively because the Company did not acquire these liabilities in the acquisition. The $262 in deferred revenues includes the $200 service payment.

(f)	Adjustment reflects the exclusion of the OpinionSurveys deficit of $190 from the pro forma equity of the Company, reflecting the adjustments described above.

GREENFIELD ONLINE, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)
(Unaudited)

	Year Ended December 31, 2003

		Opinion-
	Greenfield	Surveys			Pro
	Historical	Historical	Adjustments		Forma

Net revenues	$25,868	$522	$(522	)(a)	$25,868
Cost of revenues (excluding depreciation shown below)	8,884	24	(552	)(b)	8,356

Gross profit	16,984	498	30		17,512

Operating expenses:
Selling, general and administrative	12,127	338	(338	)(c)	12,127
Panel acquisition expenses	1,421	—	(23	)(d)	1,398
Depreciation and amortization	1,113	—	702	(e)	1,815
Research and development	626	—	—		626

Total operating expenses	15,287	338	341		15,966

Operating income	1,697	160	(311)		1,546

Other income (expense):
Interest expense, net	(440)	—	—		(440)
Related party interest income (expense), net	(55)	—	—		(55)
Other income (expense), net	596	—	—		596

Total other income (expense)	101	—	—		101

Income before income taxes	1,798	160	(311)		1,647
Provision for income taxes	150	—	(13	)(f)	137

Net income	1,648	160	(298)		1,510
Less: Accretion of Series C-2 redeemable preferred stock dividends	(63)	—	—		(63)
Cumulative dividends on Series B convertible preferred stock	(673)	—	—		(673)
Income allocable to participating preferred securities	(761)	—	—		(761)

Net income (loss) available to common stockholders	$151	$160	$(298)		$13

Net income (loss) per share available to common stockholders:
Basic	$0.07	$0.08	$(0.15)		$0.01

Diluted	$0.06	$0.07	$(0.15)		$0.01

Weighted average shares outstanding:
Basic	2,054	2,054	2,054		2,054

Diluted	2,347	2,347	2,347		2,347

(a)	Adjustment reflects the exclusion of the OpinionSurveys revenues of $522 from the pro forma revenues of the Company because these revenues were not acquired in connection with this transaction.

(b)	Adjustment reflects the exclusion of the OpinionSurveys costs of $24 from the pro forma cost of revenues of the Company because these costs were not acquired in connection with this transaction and the anticipated reduction of our outside sample costs of $314 and MSN survey fees of $214, which savings would result from the use of the additional OpionionSurveys.com panel members expected to respond to our surveys.

(c)	Adjustment reflects the exclusion of the OpinionSurveys costs of $338 from the pro forma selling, general and administrative expenses because the Company did not acquire these costs in connection with this transaction, and would not require any additional selling, general and administrative costs as a result of this transaction.

(d)	Adjustment reflects the reduction of $23 from panel recruitment costs, as the additional OpinionSurveys.com panelists are expected to replace some of the Company’s need to recruit additional panelists, however, because the Company had a minimum commitment agreement with MSN, the savings would have been diminished during 2003.

(e)	Adjustment reflects the increase in amortization of intangible assets acquired, consisting of panel members valued at $2,680, and domain names and a service mark valued at $320.

(f)	Adjustment reflects the additional tax provision that would be required based on an effective tax rate of 8.3%.

GREENFIELD ONLINE, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2004

		Opinion-
	Greenfield	Surveys			Pro
	Historical	Historical	Adjustments		Forma

Net revenues	$30,867	$476	$(476	)(a)	$30,867
Cost of revenues (excluding depreciation shown below)	7,508	44	(853	)(b)	6,699

Gross profit	23,359	432	377		24,168

Operating expenses:
Selling, general and administrative	15,247	230	(230	)(c)	15,247
Panel acquisition expenses	1,771	—	(988	)(d)	783
Depreciation and amortization	851	—	527	(e)	1,378
Research and development	789	—	—		789

Total operating expenses	18,658	230	(691)		18,197

Operating income	4,701	202	1,068		5,971

Other income (expense):
Interest expense, net	(94)	—	—		(94)
Related party interest income (expense), net	(1,093)	—	—		(1,093)
Other income (expense), net	(26)	—	—		(26)

Total other income (expense)	(1,213)	—	—		(1,213)

Income before income taxes	3,488	202	1,068		4,758
Provision for income taxes	193	—	70	(f)	263

Net income	3,295	202	998		4,495
Less: Charge to common stockholders for Series B convertible preferred liquidation preference in excess of fair market value	(28,054)	—	—		(28,054)
Cumulative dividends on Series B convertible preferred stock	(382)	—	—		(382)
Income allocable to participating preferred securities	(1,564)	—	—		(1,564)

Net income (loss) available to common stockholders	$(26,705)	$202	$998		$(25,505)

Net income (loss) per share available to common stockholders:
Basic	$(4.39)	$0.03	$0.16		$(4.19)

Diluted	$(4.39)	$0.03	$0.15		$(4.19)

Weighted average shares outstanding:
Basic	6,084	6,084	6,084		6,084

Diluted	6,799	6,799	6,799		6,799

(a)	Adjustment reflects the exclusion of the OpinionSurveys revenues of $476 from the pro forma revenues of the Company because these revenues were not acquired in connection with this transaction.

(b)	Adjustment reflects the exclusion of the OpinionSurveys costs of $44 from the pro forma cost of revenues of the Company because these costs were not acquired in connection with this transaction and the anticipated reduction of our outside sample costs of $176 and MSN survey fees of $633, which savings would result from the use of the additional OpinionSurveys.com panel members expected to respond to our surveys.

(c)	Adjustment reflects the exclusion of the OpinionSurveys costs of $230 from the pro forma selling, general and administrative expenses because the Company did not acquire these costs in connection with this transaction, and would not require any additional selling, general and administrative costs as a result of this transaction.

(d)	Adjustment reflects the reduction of $988 from panel recruitment costs, as the additional OpinionSurveys panelists are expected to replace some of the Company’s need to recruit additional panelists.

(e)	Adjustment reflects the increase in amortization of intangible assets acquired, consisting of panel members valued at $2,680 and domain names and a service mark valued at $320.

(f)	Adjustment reflects the additional tax provision that would be required based on an effective tax rate of 5.5%.

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